Exhibit 99.1

PINNACLE GAS RESOURCES, INC. SHARES TO BE TRADED ON OTCQB

SHERIDAN, Wyo., September 16, 2010/PRNewswire-FirstCall/ — Pinnacle Gas Resources, Inc. announced today that trading of shares of the Company’s common stock will be transferred from NASDAQ to the OTCQB™ Marketplace effective September 16, 2010.  The company’s symbol will remain PINN.  Investors can now view real time stock quotes for Pinnacle Gas Resources, Inc. (OTCQB: PINN) at http://www.otcmarkets.com.

About Pinnacle

Pinnacle Gas Resources, Inc. is an independent energy company engaged in the acquisition, exploration and development of domestic onshore natural gas reserves. It focuses on the development of coalbed methane (CBM) properties located in the Rocky Mountain region. Pinnacle holds CBM acreage in the Powder River Basin in northeastern Wyoming and southern Montana as well as in the Green River Basin in southern Wyoming. Pinnacle Gas Resources was founded in 2003 and is headquartered in Sheridan, Wyoming.

Safe Harbor

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this news release regarding the proposed merger, including the timing thereof, the likelihood that such transaction could be consummated and other statements that are not historical facts, including any relating to Pinnacle’s financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “could,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the areas in which we conduct our business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital or complete our pending merger with Powder Holdings LLC, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

Company contact: Attention: Investor Relations, (307) 673-9710